UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 18, 2018

(Date of earliest event reported)

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6880	41-0255900
(Commission file number)	(IRS Employer Identification No.)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2018, the Board of Directors of U.S. Bancorp (the “Company”) elected Elizabeth L. Buse and Yusuf I. Mehdi as directors of the Company, effective immediately. Ms. Buse will serve on the Audit and the Capital Planning Committees. Mr. Mehdi will serve on the Public Responsibility and the Risk Management Committees. They will each receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 6, 2018.

A copy of the press release issued by the Company on June 18, 2018, announcing Ms. Buse’s and Mr. McKenney’s elections to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press release dated June 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ James L. Chosy
James L. Chosy Executive Vice President and General Counsel

Date: June 18, 2018

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